UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report: April 27, 2006

a21, Inc.

(Exact name of registrant as specified in its charter)
Texas (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code: (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On April 27, 2006, a21, Inc. (OTCBB: ATWO), a Texas corporation (“a21”) and SuperStock, Inc., a Florida corporation and subsidiary of a21 (“SuperStock”; and together with a21, the Companies), entered into a Securities Purchase Agreement with the purchasers listed on Exhibit A thereto and Queequeg Partners, LP, as agent (the “Purchase Agreement”), pursuant to which the Companies jointly issued $15,500,000 of 5% Senior Secured Convertible Notes (the “Notes”) in consideration for which the Companies received $10,978,964 in cash, after payments to retire warrants to purchase 637,500 shares of a21’s common stock, the repayment of certain outstanding debt in the aggregate amount of $4,206,123 (principal and interest and of which $722,326 was off balance sheet) and the payment of a finders fee of $100,000 to Axiom Capital Management in connection with the issuance of one of the Notes. Queequeg Partners L.P. and Queequeg, Ltd. (each of which are affiliated with Ahab Capital Management, Inc., which was a greater than 10% beneficial owner of a21’s common stock prior to April 27, 2006), and StarVest Partners, LP (“StarVest”) (which was a greater than 10% beneficial owner of a21’s common stock prior to April 27, 2006), purchased $1,500,000, $500,000 and $3,000,000, respectively, of Notes in this transaction. Morgan Stanley & Co. Incorporated, Fixed Income Division, Strategic Investments Group, was the largest investor in this transaction, purchasing $5,000,000 of Notes.

The Notes are secured by substantially all of the assets of the Companies and, after a21 increases the number of shares of its authorized common stock, will be convertible into a21’s common stock at a minimum conversion price of $0.65 per share, subject to adjustment as provided in the Notes. In addition, the conversion price of the Notes may be adjusted based on a weighted average anti-dilution formula in the event of issuances of a21’s common stock at a price per share below $0.65, provided that the conversion price may not be reduced below $0.50 pursuant to such anti-dilution provisions. The interest on the Notes is payable quarterly in arrears, and the principal will be due and payable on March 31, 2011. If the 45 day volume weighted average price of a21’s common stock equals or exceeds $1 per share, the Notes will automatically be converted into a21’s common stock under certain conditions.

The Notes include customary events of default, including the failure of the Companies to pay any principal or interest when due, the breach of any covenant or term or condition of the Notes, the breach of any representation or warranty in the Purchase Agreement, Notes or other documents executed in connection with the transactions contemplated thereby, defaults in the performance of any other indebtedness of greater than $500,000, the insolvency or bankruptcy of the Companies and the SEC issuing a stop trade order or suspension of trading relating to a21’s common stock. Upon the occurrence of an event of default, each Note will become due and payable, either upon notice from the agent for the holders of Notes at the direction of the holders of a majority of the outstanding principal amount of the Notes or automatically, depending on the particular event of default.

Pursuant to the terms of the Purchase Agreement, for so long as StarVest beneficially owns at least 8,000,000 shares of a21’s common stock, a21 must nominate StarVest’s designee for a position on a21’s Board of Directors. In addition, for so long as at least 40% of the aggregate principal amount of the Notes are outstanding, a21 may not, without the prior written consent of the Agent, engage in certain activities or transactions, including, but not limited to, declaring dividends, liquidating, dissolving, effecting a reorganization or change of control, or incurring certain indebtedness. The Purchase Agreement also provides that the purchasers have a pro-rata right to provide up to 25% of the amount of any additional financing the amount of which will be in excess of $2,000,000.

a21 also entered into a Registration Rights Agreement dated April 27, 2006, between a21 and the Agent, on its own behalf and on behalf of the holders of the Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, if the SEC has not declared effective a registration statement relating to the resale of the shares of a21’s common stock that the notes are convertible into by January 22, 2007, a21 will be obligated to pay the holder of the Notes liquidated damages as provided in the Registration Rights Agreement.

Item 1.02. Termination of a Material Definitive Agreement

In connection with the transactions described in Item 1.01 of this Current Report on Form 8-K, as of April 27, 2006, the following indebtedness of the Companies has been repaid in full:

1.	The $450,000 12% Senior Secured Note, dated as of February 22, 2005, issued by SuperStock, and guaranteed by a21, in favor of John L. Steffens (“Steffens Note”).

2.	The $900,000 12% Senior Secured Note, dated as of February 22, 2005, issued by SuperStock, and guaranteed by a21, in favor of Cohanzick Credit Opportunities Master Fund Ltd. (“Cohanzick Note”).

3.	The $900,000 12% Senior Secured Note, dated as of February 22, 2005, issued by SuperStock, and guaranteed by a21, in favor of Gabriel Capital, L.P. (“Gabriel Capital Note”).

4.
The $380,000 promissory note, dated as of November 8, 2005, issued by SuperStock, and guaranteed by a21, in favor of Ahab International, Ltd. (“Ahab International”) and the $310,000 promissory note, dated as of November 8, 2005, issued by SuperStock, and guaranteed by a21, in favor of Ahab Partners, L.P. (“Ahab Partners”). These notes (the “Ahab Notes”) were issued to Ahab International and Ahab Partners in consideration of two certificates of deposits in the aggregate principal amount of $690,000, which in turn were used to secure the letter of credit issued by SuperStock in connection with its capital lease for its headquarters in Jacksonville Florida.

5.
The $150,000 12% promissory note dated February 29, 2004 made by a21 in favor of Richard Neslund (the Neslund Note”), the $100,000 12% promissory note made by a21 in favor of Lewis C. Pell (the “Pell Note”), and the $800,000 12% promissory note made by a21 in favor of Vestal Venture Capital (the “VVC Note”).

The principal and interest due under the Steffens Note, the Cohanzick Note, the Neslund Note and the Pell Note was repaid by the Companies by the issuance of Notes (as described in Item 1.01) in the aggregate principal amount equal to the full amount of the principal and interest due under such indebtedness.

In connection with the transactions described in Item 1.01 of this Current Report on Form 8-K and the repayment of the indebtedness described above, as of April 27, 2006, the following material agreements of the Companies have been terminated:

1.
The loan agreement and security agreement, each dated as of November 8, 2005, and each among a21, SuperStock, Ahab International and Ahab Partners. These agreements were entered into in connection with the issuance of the Ahab Notes.

2.
The Common Stock Purchase Warrant, expiring on February 21, 2007, granting to Steffens the right to purchase 100,000 shares of a21’s common stock, par value $0.001 per share, at an exercise price of $0.177 per share, which was issued in connection with the Steffens Note.

3.
The Common Stock Purchase Warrant, expiring on February 21, 2007, granting to Steffens the right to purchase 112,500 shares of a21’s common stock, par value $0.001 per share, at an exercise price of $0.377 per share, which was issued in connection with the Steffens Note.

4.
The Common Stock Purchase Warrant, expiring on February 21, 2007, granting to Cohanzick the right to purchase 200,000 shares of a21’s common stock, par value $0.001 per share, at an exercise price of $0.177 per share, which was issued in connection with the Cohanzick Note.

5.
The Common Stock Purchase Warrant, expiring on February 21, 2007, granting to Cohanzick the right to purchase 225,000 shares of a21’s common stock, par value $0.001 per share, at an exercise price of $0.377 per share, which was issued in connection with the Cohanzick Note.

Each of the Common Stock Purchase Warrants were returned to a21 and canceled in consideration of the Companies issuing Notes (as described in Item 1.01) in the aggregate principal amount equal to $214,913 (which is equal to the product of (i) the difference between the closing market price of a21’s common stock on March 30, 2006 ($0.62) and the exercise price of the warrants, and (ii) the number of shares of a21’s common stock issuable upon exercise of the warrants).

a21 did not incur any material early termination penalties in connection with the termination of the foregoing agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description of Notes and the transactions pursuant to which they were issued in Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities and Use of Proceeds

In connection with the issuance of the Notes described in Item 1.01 of this Current Report on Form 8-K, a21 issued Notes to 11 accredited investors for $10,978,964 (net of finder’s fees) in cash, the retirement of warrants to purchase 637,500 shares of a21’s common stock and the cancellation of outstanding debt in the aggregate amount of $4,206,123 (principal and interest and of which $722,326 was off balance sheet). a21 paid a finders fee of $100,000 to Axiom Capital Management in connection with the issuance of one of the Notes. The Notes are convertible into shares of a21’s common stock as described in Item 1.01 of this Current Report on Form 8-K. a21 issued the foregoing securities in reliance on Section 4(2) of the Securities Act, based on the identity and number of investors.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable

(d) Exhibits

Exhibit Number	Description
4.1	Form of Secured Convertible Term Note dated April 27, 2006 by and among a21, SuperStock and each of the persons listed on the Appendix to the Exhibits
4.2	Registration Rights Agreement dated April 27, 2006 between a21 and Queequeg Partners, LP, as agent
10.1	Securities Purchase Agreement dated April 27, 2006 by and among a21, SuperStock, Queequeg Partners, LP and the purchasers named therein
10.2	Master Security Agreement dated April 27, 2006 by and among a21, SuperStock and Queequeg Partners, LP, as agent
99.1	Press Release dated May 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

By:	/s/ Albert H. Pleus
Albert H. Pleus
Chief Executive Officer

Dated: May 3, 2006

Exhibit Index

Exhibit Number	Description
4.1	Form of Secured Convertible Term Note dated April 27, 2006 by and among a21, SuperStock and each of the persons listed on the Appendix to the Exhibits
4.2	Registration Rights Agreement dated April 27, 2006 between a21 and Queequeg Partners, LP, as agent
10.1	Securities Purchase Agreement dated April 27, 2006 by and among a21, SuperStock, Queequeg Partners, LP and the purchasers named therein
10.2	Master Security Agreement dated April 27, 2006 by and among a21, SuperStock and Queequeg Partners, LP, as agent
99.1	Press Release dated May 1, 2006